UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 16, 2006
DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 300 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On October 16, 2006, Delek US Holdings, Inc.’s wholly-owned subsidiaries, Delek Refining, Ltd. and Delek Pipeline Texas, Inc. (collectively the “Borrowers”), entered into a second amended and restated revolving credit agreement (the “Amended and Restated Agreement”) with several banks and other financial institutions and lenders, SunTrust Bank, as administrative agent, issuing bank, swingline lender and collateral agent, and The CIT Corp/Business Credit, Inc. and National City Business Credit, Inc., as co-syndication agents, which amended and restated the Borrowers’ senior existing asset based revolving credit facility (the “Facility”). SunTrust Bank is a lender and the syndication agent of a senior secured credit facility revolver with another Delek US Holdings, Inc., subsidiary, MAPCO Express, Inc., and is an affiliate of SunTrust Capital Markets, Inc., one of the underwriters of the initial public offering of Delek US Holdings, Inc.’s common stock completed on May 9, 2006. The Amended and Restated Agreement, among other things, increased the size of the Facility from $250,000,000 to $300,000,000, including a $300,000,000 sub-limit for letters of credit, and extended the maturity of the Facility by one year to April 28, 2010.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2006	DELEK US HOLDINGS, INC.
	By:	/s/ EDWARD MORGAN
		Name:	Edward Morgan
		Title:	Vice President and Chief Financial Officer